Exhibit 99.1

Tier Technologies, Inc. 10780 Parkridge Blvd. Suite 400 Reston, VA 20191 CONTACT: Matt Brusch, Director of Communications (571) 382-1048

Tier Technologies, Inc. Completes Planned Reincorporation

RESTON, Va., July 19, 2005 — Tier Technologies, Inc. (Nasdaq: TIER), a leading provider of transaction processing and packaged software and systems integration solutions for public sector clients, today announced that it completed its reincorporation from the State of California to the State of Delaware on July 15, 2005. The shareholders of Tier Technologies, Inc., a California corporation (“Tier California”) approved the reincorporation at Tier California’s annual meeting of shareholders held on June 30, 2005.

The reincorporation was accomplished by the merger of Tier California into its wholly owned subsidiary, Tier Technologies, Inc., a Delaware corporation (“Tier Delaware”). As a result of the reincorporation, Tier Delaware, the surviving corporation in the merger, succeeded to all of the business, properties, assets and liabilities of Tier California. Pursuant to the reincorporation, each outstanding share of Tier California Class B common stock, no par value, was automatically converted into one share of Tier Delaware common stock, $0.01 par value per share, and each option, warrant or other right to acquire shares of Tier California’s Class B common stock was converted into and became an equivalent option, warrant or other right to acquire an equal number of shares of Tier Delaware’s common stock on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such Tier California option, warrant or stock purchase right immediately prior to the reincorporation. Shareholders of Tier California will not be required to exchange their Tier California stock certificates for Tier Delaware stock certificates. Each stock certificate representing issued and outstanding shares of Tier California Class B common stock continues to represent the same number of shares of Tier Delaware common stock. The reincorporation will not result in any change in the company’s name, ticker symbol, Nasdaq National Market listing, CUSIP number, business, assets, operations or liabilities. The company’s corporate headquarters will not be moved from the present site and no employees or management personnel will be relocated as a result of the reincorporation.

About Tier
 Tier is a leading provider of transaction processing and packaged software and systems integration services for public sector clients. We combine our understanding of enterprise-wide systems with domain knowledge enabling our clients to rapidly channel emerging technologies into their operations. We focus on sectors that we believe are driven by forces that make demand for our services less discretionary and are likely to provide us with recurring long-term revenue streams. More information about the company is available at www.Tier.com.

Statements made in this press release that are not historical facts are forward-looking statements that are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Tier undertakes no obligation to update any such forward-looking statements.

Each of these statements is made as of the date hereof based only on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including but not limited to, risk of delay of negotiating and signing the contract as result of a protest by an unsuccessful bidder, the potential loss of funding by clients, including due to government budget shortfalls or revisions to mandated statutes, the timing, initiation, completion, renewal, extension or early termination of client projects, the company’s ability to realize revenues from its business development opportunities, and unanticipated claims as a result of project performance including due to the failure of software providers or subcontractors to satisfactorily complete engagements.

For a discussion of these and other factors which may cause our actual events or results to differ from those projected, please refer to the company’s annual report on Form 10-K for the year ended Sept. 30, 2004, most recent quarterly report on Form 10-Q for the quarter ended March 31, 2005, as well as other filings with the SEC.

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